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              AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT


     AMENDMENT NO. 1 (the Amendment) to the MANAGEMENT
AGREEMENT, dated as of September 29, 1988 (the Agreement), made by and among the Thomas H. Lee Company, a Massachusetts sole proprietorship owned by Thomas H. Lee with its principal place of business at One Boston Place, Boston, Massachusetts (the Consultant), and Stanley Holding Corporation, a Delaware corporation (Holding), Stanley Acquisition Corporation, a Delaware corporation (Acquisition) and Interiors Acquisition Corporation, a Delaware corporation (Interiors) is entered into as of November 1, 1996 between the Consultant and Stanley Furniture Company, Inc., a Delaware corporation and successor to Holding, Acquisition and Interiors (the Company).

     The Fund and certain other stockholders of the Company (the Selling Stockholders) desire to sell shares of common stock, $.02 par value, of the Company (the Shares) in a registered public offering pursuant to an Underwriting Agreement (the Underwriting Agreement) to be executed among the Company, the Selling Stockholders and Dillon Read & Co. Inc., Raymond James & Associates, Inc. and Wheat First Butcher Singer (the Managing Underwriters) as representatives of the several Underwriters named therein. The Consultant and the Company desire to terminate the Agreement upon sale of the Shares pursuant to the Underwriting Agreement.

     The parties hereby agree to amend the Agreement as follows:

1. Section 2 of the Agreement shall be amended by inserting the following sentence to the end thereof:

          This Agreement shall terminate upon the
          completion of the sale of the Shares pursuant to the Underwriting Agreement; provided, however, (i) the Company shall reimburse
          Consultant for any expenses incurred pursuant to Section 5(c) of this Agreement before termination of this Agreement and not previously reimbursed and (ii) Consultant shall pay to the Company an amount equal to the Management Fee for the month of termination pro rated for the number of days in such month following termination.

2. Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                               THOMAS H. LEE COMPANY



                               By:  /s/C. Hunter Boll
                                    C. Hunter Boll
                                    Managing Director


                               STANLEY FURNITURE COMPANY, INC.



                               By:  /s/Albert L. Prillaman
                                    Albert L. Prillaman
                                    President